Exhibit 10.2

SILVACO GROUP, INC.
AMENDED AND RESTATED 2014 STOCK INCENTIVE PLAN
Originally Adopted by the Board on January 23, 2014
Originally Approved by the Stockholders on January 24, 2014
Amended and Restated by the Board on March 18, 2024

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3.1	General Rule	5
3.2	Board Authority and Responsibility	5

SECTION 4.	ELIGIBILITY	6

SECTION 5.	STOCK SUBJECT TO PLAN	6
5.1	Share Limit	6
5.2	Additional Shares	6
5.3	Incentive Stock Option Limit	6

SECTION 6.	RESTRICTED STOCK	6
6.1	Restricted Stock Award	6
6.2	Duration of Offers and Nontransferability of Rights	7
6.3	Consideration	7
6.4	Vesting Restrictions	7

SECTION 7.	STOCK OPTIONS	7
7.1	Stock Option Award	7
7.2	Number of Shares; Kind of Option	7
7.3	Exercise Price	7
7.4	Term	8
7.5	Exercisability	8
7.6	Transferability of Options	8
7.7	Exercise of Options on Termination of Service	8
7.8	No Rights as a Stockholder	9
7.9	Modification, Extension and Renewal of Options	9

SECTION 8.	STOCK APPRECIATION RIGHTS.	9
8.1	Stock Appreciation Right Award	9
8.2	Number of Shares	9
8.3	Exercise Price	9
8.4	Term	9
8.5	Exercisability	9
8.6	Exercise of SARs	10
8.7	Transferability of SARs	10
8.8	Exercise of SARs on Termination of Service	10
8.9	No Rights as a Stockholder	10
8.10	Modification, Extension and Renewal of SARs	11

SECTION 9.	RESTRICTED STOCK UNITS AND OTHER STOCK AWARDS	11
9.1	Restricted Stock Unit Award	11
9.2	Number of Shares; Payment	11
9.3	Vesting Conditions	11
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9.4	Settlement of Restricted Stock Units	11
9.5	Transfer Restrictions	11
9.6	No Rights as a Stockholder	11
9.7	Other Stock Awards	12

SECTION 10.	PAYMENT FOR SHARES	12
10.1	General	12
10.2	Surrender of Stock	12
10.3	Services Rendered	12
10.4	Promissory Notes	12
10.5	Exercise/Sale	12
10.6	Exercise/Pledge	13
10.7	Net Exercise	13
10.8	Other Forms of Payment	13

SECTION 11.	ADJUSTMENT OF SHARES	13
11.1	General	13
11.2	Dissolution or Liquidation	13
11.3	Mergers and Consolidations	13
11.4	Reservation of Rights	14
11.5	Buyout Provisions	14

SECTION 12.	REPURCHASE RIGHTS AND TRANSFER RESTRICTIONS	14
12.1	Company’s Right to Repurchase Shares	14

SECTION 13.	WITHHOLDING AND OTHER TAXES	15
13.1	General	15
13.2	Share Withholding	15
13.3	Cashless Exercise/Pledge	15
13.4	Other Forms of Payment	15
13.5	Employer Fringe Benefit Taxes	15
13.6	Section 409A	15

SECTION 14.	LEGAL AND REGULATORY REQUIREMENTS	16

SECTION 15.	NO RETENTION RIGHTS	16

SECTION 16.	DURATION AND AMENDMENTS	16
16.1	Term of the Plan	16
16.2	Right to Amend or Terminate the Plan	16
16.3	Effect of Amendment or Termination	17

SECTION 17.	EXECUTION	17
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SILVACO GROUP, INC.
AMENDED AND RESTATEED 2014 STOCK INCENTIVE PLAN
(As Amended and Restated Effective March 18, 2024)
SECTION 1.    PURPOSE.
The Plan was originally adopted by the Board of Directors effective January 23, 2014 and is hereby amended and restated by the Board of Directors effective March 18, 2024. The purpose of the Plan is to offer selected service providers the opportunity to acquire equity in the Company through awards of Options (which may constitute incentive stock options or nonstatutory stock options), Restricted Stock Awards, Stock Appreciation Rights, Restricted Stock Units and Other Stock Awards.
The Awards under the Plan are intended to be exempt from the securities qualification requirements of the California Corporations Code by satisfying the exemption under section 25102(o) of the California Corporations Code. However, Awards may be made in reliance upon other state securities law exemptions. To the extent that other state exemptions are relied upon, the terms of this Plan which are included only to comply with section 25102(o) shall be disregarded to the extent provided in the applicable Award Agreement. In addition, to the extent that section 25102(o) or the regulations promulgated thereunder are amended to delete any requirements set forth in such law or regulations, the terms of this Plan which are included only to comply with section 25102(o) or the regulations promulgated thereunder as in effect prior to any such amendment shall be disregarded to the extent permitted by applicable law.
SECTION 2.    DEFINITIONS.
2.1“Award” shall mean, individually or collectively, a grant under the Plan of Options, Restricted Stock Awards, Stock Appreciation Rights, Restricted Stock Units or Other Stock Awards.
2.2“Award Agreement” shall mean the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan, including any documents incorporated by reference therein, as determined by the Board. The Award Agreement is subject to the terms and conditions of the Plan.
2.3“Board” shall mean the Board of Directors of the Company, as constituted from time to time.
2.4“Cause” shall mean (i) in the case where the Employee, Consultant or Outside Director does not have an employment agreement, consulting agreement or similar agreement in effect with the Company or its affiliate at the time of grant of the Award or where there is such an agreement but it does not define “cause” (or words of like import), conduct related to the Employee’s, Consultant’s or Outside Director’s service to the Company or an affiliate for which either criminal or civil penalties against the Employee, Consultant or Outside Director may be sought, misconduct, insubordination, material violation of the

Company’s or its affiliate’s policies, disclosing or misusing any confidential information or material concerning the Company or an affiliate or material breach of any employment agreement, consulting agreement or similar agreement, or (ii) in the case where the Employee, Consultant or Outside Director has an employment agreement, consulting agreement or similar agreement in effect with the Company or its affiliate at the time of grant of the Award that defines a termination for “cause” (or words of like import), “cause” as defined in such agreement; provided, however, that with regard to any agreement that defines “cause” on occurrence of or in connection with a change in control, such definition of “cause” shall not apply until a change in control actually occurs and then only with regard to a termination thereafter. Notwithstanding the foregoing, in the case of an Award which is intended to comply with section 25102(o) of the California Corporations Code, such event must also constitute “cause” under applicable law.
2.5“Change in Control” shall mean the occurrence of any of the following events:
(a)The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization fifty percent (50%) or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity;
(b)The consummation of the sale, transfer or other disposition of all or substantially all of the Company’s assets or the stockholders of the Company approve a plan of complete liquidation of the Company; or
(c)Any “person” (as defined below) who, by the acquisition or aggregation of securities, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company.
For purposes of Section 2.5(c), the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (1) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or a Parent or Subsidiary, (2) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Stock, and (3) Family Members of the Principal Stockholder (as defined below), any custodian or trustee wholly for the account or benefit of the Principal Stockholder or any such Family Members, or any trust, partnership, limited liability company or other entity wholly for the benefit of, or the ownership interests of which are owned wholly by, the Principal Stockholder or any such Family Members. For purposes of Section 2.5(c), a “Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, domestic partner, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships.
Notwithstanding the foregoing, the term “Change in Control” shall not include (a) a transaction the sole purpose of which is to change the state of the Company’s incorporation, (b) a transaction the sole purpose of which is to form a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction, or (c) a transaction the sole purpose of which is to make an initial public offering of the Company’s Stock.
2.6“Code” shall mean the Internal Revenue Code of 1986, as amended.
2.7“Committee” shall mean the committee designated by the Board, which is authorized to administer the Plan, as described in Section 3 hereof.
2.8“Company” shall mean Silvaco Group, Inc., a Delaware corporation.
2.9“Consultant” shall mean a consultant or advisor who is not an Employee or Outside Director and who performs bona fide services for the Company, a Parent or Subsidiary.
2.10“Disability” shall mean a condition that renders an individual unable to engage in substantial gainful activity by reason of any medically determinable physical or mental impairment.
2.11“Employee” shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary and who is an “employee” within the meaning of section 3401(c) of the Code and regulations issued thereunder.
2.12“Exchange Act” shall mean the U.S. Securities and Exchange Act of 1934, as amended.
2.13“Exercise Price” shall mean the amount for which one Share may be purchased upon the exercise of an Option, or the amount from which appreciation is measured upon exercise of a Stock Appreciation Right, as specified in an Award Agreement.
2.14“Fair Market Value” means, with respect to a Share, the market price of one Share of Stock, determined by the Board in good faith. Such determination shall be conclusive and binding on all persons.
2.15“ISO” shall mean an incentive stock option described in section 422(b) of the Code.
2.16“NSO” shall mean a stock option that is not an ISO.

2.17“Option” shall mean an ISO or NSO granted under the Plan and entitling the holder to purchase Shares.
2.18“Other Stock Award” shall mean an Award based in whole or in part by reference to Common Stock which is granted pursuant to the terms and conditions of Section 9.7 of the Plan.
2.19“Outside Director” shall mean a member of the Board of the Company, a Parent or a Subsidiary who is not an Employee.
2.20“Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.
2.21“Participant” shall mean the holder of an outstanding Award.
2.22“Plan” shall mean the Silvaco Group, Inc. 2014 Stock Incentive Plan.
2.23“Principal Stockholder” shall mean Katherine Ngai-Pesic.
2.24“Purchase Price” shall mean the consideration for which one Share may be acquired under the Plan pursuant to a Restricted Stock Award.
2.25“Restricted Stock Award” shall mean an award or sale of Shares pursuant to the terms and conditions of Section 6 of the Plan.
2.26“Restricted Stock Unit” shall mean an Award of an unfunded and unsecured right to receive Shares (or cash or a combination of Shares and cash, as determined in the sole discretion of the Board) upon settlement of the Award, which is granted pursuant to the terms and conditions of Section 9 of the Plan.
2.27“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.
2.28“Service” shall mean service as an Employee, a Consultant or an Outside Director, subject to such further limitations as may be set forth in the applicable Award Agreement. Service shall be deemed to continue during a bona fide leave of absence approved by the Company in writing if and to the extent that continued crediting of Service for purposes of the Plan is expressly required by the terms of such leave or by applicable law, as determined by the Company. However, for purposes of determining whether an Option is entitled to ISO status, and to the extent required under the Code, an Employee’s employment will be treated as terminating three (3) months after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract or such Employee immediately returns to active work. The Company determines which leaves count toward Service, and when Service terminates for all purposes under the Plan.
2.29“Share” shall mean one share of Stock, as adjusted in accordance with Section 11 (if applicable).
2.30“Stock” shall mean the common stock of the Company.
2.31“Stock Appreciation Right” or “SAR” shall mean a stock appreciation right which is granted pursuant to the terms and conditions of Section 8 of the Plan.
2.32“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.
2.33“Ten-Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries. In determining stock ownership for purposes of this Section 2.32, the attribution rules of section 424(d) of the Code shall be applied.
SECTION 3.    ADMINISTRATION.
3.1General Rule The Plan shall be administered by the Board. However, the Board may delegate any or all administrative functions under the Plan otherwise exercisable by the Board to one or more Committees. Each Committee shall consist of at least one member of the Board who has been appointed by the Board. Each Committee shall have the authority and be responsible for such functions as the Board has assigned to it. If a Committee has been appointed, any reference to the Board in the Plan shall be construed as a reference to the Committee to whom the Board has assigned a particular function. To the extent permitted by applicable law, the Board may also authorize one or more officers of the Company to designate Employees, other than such authorized officer or officers, to receive Awards and/or to determine the number of such Awards to be received by such persons; provided, however, that the Board shall specify the total number of Awards that such officer or officers may so award.
3.2Board Authority and Responsibility Subject to the provisions of the Plan, the Board shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. All decisions, interpretations and any other actions of the Board with respect to the Plan shall be final and binding on all persons deriving rights under the Plan.

SECTION 4.    ELIGIBILITY.
Only Employees shall be eligible for the grant of ISOs. Only Employees, Consultants and Outside Directors shall be eligible for the grant of NSOs, Restricted Stock Awards, Stock Appreciation Rights, Restricted Stock Units or Other Stock Awards. Notwithstanding anything herein to the contrary, the Principal Stockholder shall not be eligible for the grant of Awards under the Plan.
SECTION 5.    STOCK SUBJECT TO PLAN.
5.1Share Limit Subject to Section 11, the aggregate number of Shares which may be issued under the Plan shall be 9,200,000 Shares (the “Authorized Share Limit”). The number of Shares which are subject to Options or other rights to acquire Shares pursuant to Awards which are outstanding at any time shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan. Shares offered under the Plan may be authorized but unissued Shares or treasury Shares.
5.2Additional Shares Shares subject to Awards that are cancelled, forfeited, settled in cash or expire by their terms, and Shares subject to Awards that are used to pay withholding obligations or the Exercise Price of an Option, will again be available for grant and issuance in connection with other Awards. However, Shares that have actually been issued under the Plan will not be added back to the number of Shares available for issuance under the Plan unless reacquired by the Company pursuant to a forfeiture provision.
5.3Incentive Stock Option Limit Subject to the foregoing limits, the aggregate number of Shares that may be issued under the Plan upon the exercise of ISOs shall not exceed ten times the Authorized Share Limit set forth in Section 5.1 (as amended from time to time and as adjusted pursuant to Section 11), plus, only to the extent allowable under section 422 of the Code, any Shares previously issued under the Plan that are reacquired by the Company pursuant to a forfeiture provision.
SECTION 6.    RESTRICTED STOCK.
6.1Restricted Stock Award Subject to the terms of the Plan, the Board may grant Restricted Stock Awards to Participants in such amounts as the Board, in its sole discretion, may determine. Each award or sale of Shares pursuant to a Restricted Stock Award under the Plan shall be evidenced by an Award Agreement between the Participant and the Company. Such award or sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions imposed by the Board, as set forth in the Award Agreement, that are not inconsistent with the Plan. The provisions of such Award Agreements need not be identical.

6.2Duration of Offers and Non-transferability of Rights Any right to acquire Shares pursuant to a Restricted Stock Award shall automatically expire if not exercised by the Participant within thirty (30) days after the Company communicates the grant of such right to the Participant, unless otherwise determined by the Board. Such right shall be nontransferable and shall be exercisable only by the Purchaser to whom the right was granted, except to the extent otherwise determined by the Board in its sole discretion.
6.3Consideration To the extent an Award consists of newly issued Shares, the Award recipient shall furnish consideration having a value not less than the par value of such Shares as determined by the Board. Subject to the foregoing in this Section 6.3, the Board shall determine the amount of the Purchase Price in its sole discretion. The Purchase Price shall be payable in a form described in Section 10.
6.4Vesting Restrictions Each award or sale of Shares shall be subject to such vesting and forfeiture conditions as the Board may determine. Such restrictions shall be set forth in the applicable Award Agreement and, unless otherwise provided in the Award Agreement, shall apply to any dividends paid with respect to such Shares.
SECTION 7.    STOCK OPTIONS.
7.1Stock Option Award Subject to the terms of the Plan, the Board may grant Options to Participants in such amounts as the Board, in its sole discretion, may determine. Each grant of an Option under the Plan shall be evidenced by an Award Agreement between the Participant and the Company. The Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions imposed by the Board, as set forth in the Option Award Agreement, which are not inconsistent with the Plan. The provisions of the various Option Award Agreements entered into under the Plan need not be identical.
7.2Number of Shares; Kind of Option Each Option Award Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 11. The Award Agreement shall also specify whether the Option is intended to be an ISO or an NSO.
7.3Exercise Price Each Award Agreement shall set forth the Exercise Price, which shall be payable in a form described in Section 10. Subject to the following requirements, the Exercise Price under any Option shall be determined by the Board in its sole discretion:
(a)Minimum Exercise Price for ISOs. The Exercise Price per Share of an ISO shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant; provided, however, that the Exercise Price per Share of an ISO granted to a Ten-Percent Stockholder shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date of grant.

(b)Minimum Exercise Price for NSOs. The Exercise Price per Share of an NSO shall not be less than one-hundred percent (100%) of the Fair Market Value of a Share on the date of grant.
7.4Term Each Award Agreement shall specify the term of the Option. The term of an Option shall in no event exceed ten (10) years from the date of grant. The term of an ISO granted to a Ten-Percent Stockholder shall not exceed five (5) years from the date of grant. Subject to the foregoing, the Board in its sole discretion shall determine when an Option shall expire.
7.5Exercisability Each Award Agreement shall specify the date when all or any installment of the Option is to become exercisable; provided, however, that no Option shall be exercisable unless the Participant has delivered to the Company an executed copy of the Award Agreement. Subject to the following restrictions, the Board in its sole discretion shall determine when all or any installment of an Option is to become exercisable and may, in its discretion, provide for accelerated exercisability in the event of a Change in Control or other events. An Option Award Agreement may permit the Participant to exercise the Option prior to the time that it has become vested provided that the Shares acquired on exercise will be treated as unvested and subject to a right of repurchase by the Company and any other restrictions that the Board determines appropriate as set forth in the Award Agreement.
7.6Transferability of Options. During a Participant’s lifetime, his or her Options shall be exercisable only by the Participant or by the Participant’s guardian or legal representatives, and shall not be transferable other than by beneficiary designation, will or the laws of descent and distribution. Notwithstanding the foregoing, however, to the extent permitted by the Board in its sole discretion, an NSO may be transferred by the Participant to a revocable trust or to one or more family members or a trust established for the benefit of the Participant and/or one or more family members to the extent permitted by section 260.140.41(c) of Title 10 of the California Code of Regulations and Rule 701 of the Securities Act.
7.7Exercise of Options on Termination of Service. Each Option shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s Service. Each Award Agreement shall provide the Participant with the right to exercise the Option following the Participant’s termination of Service during the Option term, to the extent the Option was exercisable for vested Shares upon termination of Service, for at least thirty (30) days if termination of Service is due to any reason other than Cause, death or Disability, and for at least six (6) months after termination of Service if due to death or Disability (but in no event later than the expiration of the Option term). If the Participant’s Service is terminated for Cause, the Option Award Agreement may provide that the Participant’s right to exercise the Option terminates immediately on the effective date of the Participant’s termination. To the extent the Option was not exercisable for vested Shares upon termination of Service, the Option shall terminate when the Participant’s Service terminates. Subject to the foregoing, such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.
7.8No Rights as a Stockholder. A Participant, or a transferee of a Participant, shall have no rights as a stockholder with respect to any Shares covered by the Option until such person becomes entitled to receive such Shares by filing a notice of exercise and paying the Exercise Price pursuant to the terms of the Option. No adjustments shall be made, except as provided in Section 11.
7.9Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Board may modify, extend or renew outstanding Options or may accept the cancellation of outstanding Options (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price, or in return for the grant of a different Award for the same or a different number of Shares. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Participant, materially impair his or her rights or increase the Participant’s obligations under such Option.
SECTION 8.    STOCK APPRECIATION RIGHTS.
8.1Stock Appreciation Right Award Subject to the terms of the Plan, the Board may grant Stock Appreciation Rights to Participants in such amounts as the Board, in its sole discretion, may determine. Each grant of a Stock Appreciation Right under the Plan shall be evidenced by an Award Agreement between the Participant and the Company. The Stock Appreciation Right shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions imposed by the Board, as set forth in the Award Agreement, which are not inconsistent with the Plan. The provisions of the various Stock Appreciation Right Award Agreements entered into under the Plan need not be identical.
8.2Number of Shares Each Award Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 11.
8.3Exercise Price Each Award Agreement shall specify the Exercise Price of the SAR. The Exercise Price shall not be less than 100% of the Fair Market Value of a Share on the date of grant.
8.4Term Each Award Agreement shall specify the term of the SAR. The term of a SAR shall in no event exceed ten (10) years from the date of grant. Subject to the foregoing, the Board in its sole discretion shall determine when an Option shall expire.
8.5Exercisability Each Award Agreement shall specify the date when all or any installment of the SAR is to become exercisable; provided, however, that no SAR shall be exercisable unless the Participant has delivered to the Company an executed copy of the Award Agreement. The Board in its sole discretion shall determine when all or any installment of a SAR is to become exercisable and may, in its discretion, provide for accelerated exercisability in the event of a Change in Control or other events. SARs may be awarded in combination with Options, and such Awards may provide that the SARs will not be exercisable unless the related Options are forfeited.
8.6Exercise of SARs Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Shares, (b) cash or (c) a combination of Shares and cash, as the Board shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price.
8.7Transferability of SARs During a Participant’s lifetime, his or her SARs shall be exercisable only by the Participant or by the Participant’s guardian or legal representatives, and shall not be transferable other than by beneficiary designation, will or the laws of descent and distribution. Notwithstanding the foregoing, however, to the extent permitted by the Board in its sole discretion, a SAR may be transferred by the Participant to a revocable trust or to one or more family members or a trust established for the benefit of the Participant and/or one or more family members to the extent permitted by section 260.140.41(c) of Title 10 of the California Code of Regulations and Rule 701 of the Securities Act.
8.8Exercise of SARs on Termination of Service Each SAR shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s Service. Each Award Agreement shall provide the Participant with the right to exercise the SAR following the Participant’s termination of Service during the SAR term, to the extent the SAR was vested upon termination of Service, for at least thirty (30) days if termination of Service is due to any reason other than Cause, death or Disability, and for at least six (6) months after termination of Service if due to death or Disability (but in no event later than the expiration of the SAR term). If the Participant’s Service is terminated for Cause, the SAR Award Agreement may provide that the Participant’s right to exercise the SAR terminates immediately on the effective date of the Participant’s termination. To the extent the SAR was not vested upon termination of Service, the SAR shall terminate when the Participant’s Service terminates. Subject to the foregoing, such provisions shall be determined in the sole discretion of the Board, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.
8.9No Rights as a Stockholder A Participant, or a transferee of a Participant, shall have no rights as a stockholder with respect to any Shares covered by the SAR unless and until such person becomes entitled to receive Shares upon exercise of the SAR. No adjustments shall be made, except as provided in Section 11.

8.10Modification, Extension and Renewal of SARs Within the limitations of the Plan, the Board may modify, extend or renew outstanding SARs or may accept the cancellation of outstanding SARs (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new SARs for the same or a different number of Shares and at the same or a different Exercise Price, or in return for the grant of a different Award for the same or a different number of Shares. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the Participant, materially impair his or her rights or increase the Participant’s obligations under such SAR.
SECTION 9.    RESTRICTED STOCK UNITS AND OTHER STOCK AWARDS.
9.1Restricted Stock Unit Award Subject to the terms of the Plan, the Board may grant Restricted Stock Units to Participants in such amounts as the Board, in its sole discretion, may determine. Each Award of Restricted Stock Units under the Plan shall be evidenced by an Award Agreement between the Participant and the Company. Such Award shall be subject to all applicable terms and conditions of the Plan and any other terms and conditions imposed by the Board, as set forth in the Award Agreement, that are not inconsistent with the Plan. The provisions of the various Restricted Stock Unit Award Agreements entered into under the Plan need not be identical.
9.2Number of Shares; Payment Each Restricted Stock Unit Award Agreement shall specify the number of Shares that are subject to the Award and shall provide for the adjustment of such number in accordance with Section 11. Unless otherwise provided in the Award Agreement, no consideration other than services shall be required of the Participant for a Restricted Stock Unit Award.
9.3Vesting Conditions Each Award of Restricted Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Award Agreement. The Board may determine, at the time of granting Restricted Stock Units or thereafter, that all or part of such Award shall become vested in the event that a Change in Control occurs with respect to the Company.
9.4Settlement of Restricted Stock Units Unless otherwise provided in the Award Agreement, Restricted Stock Units shall be settled when they vest. The Award Agreement may provide that settlement may be deferred to any later date, provided that the terms of such deferral satisfy the requirements of section 409A of the Code. Settlement of the Restricted Stock Units may be made in the form of cash or whole Shares or a combination thereof, as determined by the Board in its sole discretion.
9.5Transfer Restrictions Unless otherwise provided in the Award Agreement, Restricted Stock Units may not be transferred other than by beneficiary designation, will or the laws of descent and distribution.
9.6No Rights as a Stockholder A Participant, or a transferee of a Participant, shall have no voting, dividend or other rights as a stockholder with respect to any Shares covered by a

Restricted Stock Unit Award until such person receives such Shares upon settlement of the Award. Unless the Award Agreement provides otherwise, the Participant shall have no right to be credited with amounts equal to dividends paid on Shares subject to the Restricted Stock Unit Award. A Participant shall have no rights under a Restricted Stock Unit Award other than those of a general creditor of the Company.
9.7Other Stock Awards The Board may grant other forms of Award under the Plan that are based in whole or in part on Stock or the value thereof. Subject to the provisions of the Plan, the Board shall have authority in its sole discretion to determine the terms and conditions of such Other Stock Awards, including the number of Shares (or the cash equivalent thereof) to be granted pursuant to such Awards.
SECTION 10.    PAYMENT FOR SHARES.
10.1General The entire Purchase Price of Shares or Exercise Price of Options issued under the Plan shall be payable in cash, cash equivalents or one of the other forms provided in this Section 10, to the extent provided under Applicable Law.
10.2Surrender of Stock To the extent permitted by the Board in its sole discretion, payment may be made in whole or in part by surrendering (in good form for transfer), or attesting to ownership of, Shares which have already been owned by the Participant; provided, however, that payment may not be made in such form if such action would cause the Company to recognize any (or additional) compensation expense with respect to the Award for financial reporting purposes. Such Shares shall be valued at their Fair Market Value on the date of surrender.
10.3Services Rendered As determined by the Board in its discretion, Shares may be awarded under the Plan in consideration of past or future services rendered to the Company, a Parent or Subsidiary.
10.4Promissory Notes To the extent permitted by the Board in its sole discretion, payment may be made in whole or in part with a full-recourse promissory note executed by the Participant. The interest rate payable under the promissory note shall not be less than the minimum rate required to avoid the imputation of income for U.S. federal income tax purposes. Shares shall be pledged as security for payment of the principal amount of the promissory note, and interest thereon; provided that if the Participant is a Consultant, such note must be collateralized with such additional security to the extent required by applicable laws. In no event shall the stock certificate(s) representing such Shares be released to the Participant until such note is paid in full. Subject to the foregoing, the Board shall determine the term, interest rate and other provisions of the note.
10.5Exercise/Sale To the extent permitted by the Board in its sole discretion, and if a public market for the Shares exists, payment may be made in whole or in part by delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

10.6Exercise/Pledge To the extent permitted by the Board in its sole discretion, and if a public market for the Shares exists, payment may be made in whole or in part by delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker or lender approved by the Company to pledge Shares, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.
10.7Net Exercise To the extent permitted by the Board in its sole discretion, payment of the Exercise Price may be made by a “net exercise” arrangement pursuant to which the number of Shares issuable upon exercise of the Option shall be reduced by the largest whole number of Shares having an aggregate Fair Market Value that does not exceed the aggregate Exercise Price (plus tax withholdings, if applicable) and any remaining balance of the aggregate Exercise Price (and/or applicable tax withholdings) not satisfied by such reduction in the number of whole Shares to be issued shall be paid by the Participant in cash or other form of payment permitted under the Option Award Agreement.
10.8Other Forms of Payment To the extent permitted by the Board in its sole discretion, payment may be made in any other form that is consistent with applicable laws, regulations and rules.
SECTION 11.    ADJUSTMENT OF SHARES.
11.1General In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of an extraordinary dividend payable in a form other than Shares in an amount that has a material effect on the Fair Market Value of the Stock, a combination or consolidation of the outstanding Stock into a lesser number of Shares, a recapitalization, a spin-off, a reclassification, or a similar occurrence, the Board shall make appropriate adjustments to the following: (i) the number of Shares available for future Awards under Section 5; (ii) the number of Shares covered by each outstanding Award; (iii) the Exercise Price under each outstanding Award; and (iv) the price of Shares subject to the Company’s right of repurchase; provided, however, that fractions of a Share will not be issued but will either be paid in cash at the Fair Market Value of such fraction of a Share or will be rounded down to the nearest whole Share, as determined by the Board.
11.2Dissolution or Liquidation To the extent not previously exercised or settled, Awards shall terminate immediately prior to the dissolution or liquidation of the Company.
11.3Mergers and Consolidations In the event that the Company is a party to a merger or other consolidation, or in the event of a transaction providing for the sale of all or substantially all of the Company’s stock or assets, outstanding Awards shall be subject to the agreement of merger, consolidation or sale, in each case without the Participant’s consent, except as otherwise expressly provided in the Award Agreement. Subject to compliance with Section 409A of the Code, such agreement may provide, without limitation, for one or more of the following: (i) the continuation of the outstanding Awards by the Company, if the Company is a surviving corporation; (ii) the assumption of the outstanding Awards by the surviving corporation or its parent; (iii) the substitution by the surviving corporation or its parent of its own awards for such outstanding Awards; (iv) immediate vesting, exercisability and settlement of outstanding Awards followed by the cancellation of such Awards upon or immediately prior to the effectiveness of the transaction; or (v) settlement of the intrinsic value of the outstanding Awards (whether or not then vested or exercisable) in cash or cash equivalents or equity (including cash or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Awards or the underlying Shares) followed by the cancellation of such Awards (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Board determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment). Any acceleration of payment of an amount that is subject to Section 409A of the Code will be delayed, if necessary, until the earliest time that such payment would be permissible under Section 409A without triggering any additional taxes applicable under Section 409A. The Company will have no obligation to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly.
11.4Reservation of Rights Except as provided in this Section 11, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Award. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.
11.5Buyout Provisions The Board may at any time (a) offer to buy out for a payment in cash or cash equivalents an Award previously granted, or (b) authorize a Participant to elect to cash out an Award previously granted, in either case at such time and based upon such terms and conditions as the Board shall establish.
SECTION 12.    REPURCHASE RIGHTS AND TRANSFER RESTRICTIONS.
12.1Company’s Right to Repurchase Shares. Shares acquired through an Award shall be subject to such forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board may determine. Such restrictions shall be set forth in the applicable Award Agreement and, unless otherwise provided in the Award Agreement, shall apply to any dividends paid with respect to such Shares. Such restrictions shall apply in addition to any restrictions otherwise applicable to holders of Shares generally.

SECTION 13.    WITHHOLDING AND OTHER TAXES.
13.1General. A Participant or his or her successor shall pay, or make arrangements satisfactory to the Board for the satisfaction of, any federal, state, local or foreign withholding tax obligations that may arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan if such obligations are not timely satisfied.
13.2Share Withholding The Board may permit a Participant to satisfy all or part of his or her withholding tax obligations by having the Company withhold all or a portion of any Shares that would otherwise be issued to him or her upon exercise or settlement of an Award, or by surrendering all or a portion of any Shares that he or she previously acquired; provided, however, that in no event may a Participant surrender Shares in excess of the legally required minimum tax withholding amount. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including any restrictions required by rules of any federal or state regulatory body or other authority. All elections by Participants to have Shares withheld for this purpose shall be made in such form and under such conditions as the Board may deem necessary or advisable.
13.3Cashless Exercise/Pledge The Board may provide that if Company Shares are publicly traded at the time of exercise, arrangements may be made to meet the Participant’s withholding obligation by cashless exercise or pledge.
13.4Other Forms of Payment The Board may permit such other means of tax withholding as it deems appropriate.
13.5Employer Fringe Benefit Taxes To the extent permitted by applicable federal, state, local and foreign law, a Participant shall be liable for any fringe benefit tax that may be payable by the Company and/or the Participant’s employer in connection with any award granted to the Participant under the Plan, which the Company and/or employer may collect by any reasonable method established by the Company and/or employer.
13.6Section 409A Each Award that provides for “nonqualified deferred compensation” within the meaning of section 409A of the Code shall be subject to such additional rules and requirements as specified by the Board from time to time in order to comply with Section 409A. If any amount under such an Award is payable upon a “separation from service” (within the meaning of section 409A) to a Participant who is then considered a “specified employee” (within the meaning of section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s separation from service, or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent the Award from being subject to interest, penalties and/or additional tax imposed pursuant to section 409A. In addition, the settlement of any such Award may not be accelerated except to the extent permitted by section 409A. The provisions of the Plan and each Award Agreement are intended to comply with or be exempt from the provisions of section 409A and shall be interpreted in a manner consistent therewith. Notwithstanding any other provision of the Plan or an Award Agreement to the contrary, the Board may in its sole discretion (but without any obligation to do so) amend the terms of any Award to the extent it determines necessary to comply with section 409A.
SECTION 14.    LEGAL AND REGULATORY REQUIREMENTS.
Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations and the regulations of any stock exchange on which the Company’s securities may then be listed, and the Company has obtained the approval or favorable ruling from any governmental agency which the Company determines is necessary or advisable. The Company shall not be liable to a Participant or other persons as to: (a) the non-issuance or sale of Shares as to which the Company has not obtained from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares under the Plan; and (b) any tax consequences expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted under the Plan.
SECTION 15.    NO RETENTION RIGHTS.
No provision of the Plan, or any Award granted under the Plan, shall be construed to give any Participant any right to become an Employee or other Service provider, to be treated as an Employee, or to continue in Service for any period of time, or restrict in any way the rights of the Company (or Parent or Subsidiary to whom the Participant provides Service), which rights are expressly reserved, to terminate the Service of such person at any time and for any reason, with or without cause.
SECTION 16.    DURATION AND AMENDMENTS.
16.1Term of the Plan The Plan, as set forth herein, shall become effective on the date of its adoption by the Board, subject to the approval of the Company’s stockholders. In the event that the stockholders fail to approve this amended and restated Plan within twelve (12) months after its adoption by the Board, any grants, exercises or sales that have already occurred under the Plan shall be rescinded, and no additional grants, exercises or sales shall be made under the Plan after such date. Unless earlier terminated, the Plan shall terminate ten (10) years after the date of the adoption by the Board of this amendment and restatement. The Plan may be terminated on any earlier date pursuant to Section 16.2 below.
16.2Right to Amend or Terminate the Plan The Board may amend, suspend, or terminate the Plan at any time and for any reason. An amendment of the Plan shall not be subject to the approval of the Company’s stockholders unless it (i) increases the number of Shares available for issuance under the Plan (except as provided in Section 11) or (ii) materially changes the class of persons who are eligible for the grant of Awards.
16.3Effect of Amendment or Termination No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise or settlement of an Award granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not have a material adverse effect on any Award previously granted under the Plan without the holder’s consent.
SECTION 17.    EXECUTION.
To record the adoption of this amended and restated Plan by the Board on March 18, 2024, effective on such date, the Company has caused its authorized officer to execute the same.

SILVACO GROUP, INC.

By:	/s/ Babak Taheri

Its:	CEO